UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2009
Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

303 W. Wall, Suite 1400 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 689-5200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Non-GAAP Financial Measures
          The management of Legacy Reserves LP uses Adjusted EBITDA and Distributable Cash Flow as a tool to provide additional information and metrics relative to the performance of Legacy’s business, such as the cash distributions Legacy expects to pay to its unitholders, as well as its ability to meet debt covenant compliance tests. Legacy’s management believes that these financial measures indicate to investors whether or not cash flow is being generated at a level that can sustain or support an increase in quarterly distribution rates. Adjusted EBITDA and Distributable Cash Flow may not be comparable to a similarly titled measure of other publicly traded limited partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA in the same manner.
          The following presents a reconciliation of “Adjusted EBITDA” and “Distributable Cash Flow,” both of which are non-GAAP measures, to their nearest comparable GAAP measure. “Adjusted EBITDA” and “Distributable Cash Flow” should not be considered as alternatives to GAAP measures, such as net income, operating income or any other GAAP measure of liquidity or financial performance.
Adjusted EBITDA is defined in Legacy’s revolving credit facility as net income (loss) plus:
•	Interest expense;

•	Income taxes;

•	Depletion, depreciation, amortization and accretion;

•	Impairment of long-lived assets;

•	(Gain) loss on sale of partnership investment;

•	(Gain) loss on disposal of assets;

•	Unit-based compensation expense related to LTIP unit awards accounted for under the equity or liability methods;

•	Unrealized (gain) loss on oil and natural gas derivatives; and

•	Equity in (income) loss of partnerships.
Distributable Cash Flow is defined as Adjusted EBITDA less:
•	Cash interest expense;

•	Cash income taxes;

•	Cash settlements of LTIP unit awards; and

•	Development capital expenditures.
          The following table presents a reconciliation of Legacy’s consolidated net income (loss) to Adjusted EBITDA and Distributable Cash Flow for the three months ended June 30, 2009 and March 31, 2009 and the six months ended June 30, 2009 and June 30, 2008:

	Three Months Ended		Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2009	2009	2009	2008
		($ in thousands)

Net income (loss)	$(56,992)	$3,489	$(53,503)	$(196,881)
Plus:
Interest expense (income)	(1,761)	4,259	2,498	2,966
Income taxes	160	111	270	507
Depletion, depreciation, amortization and accretion	13,549	16,621	30,170	20,140

	Three Months Ended		Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2009	2009	2009	2008
		($ in thousands)
Impairment of long-lived assets	452	1,156	1,608	108
(Gain) loss on disposal of assets	—	(60)	(60)	(4,942)
Equity in (income) loss of partnership	—	2	3	(87)
Unit-based compensation expense	817	(281)	536	1,477
Unrealized (gain) loss on oil and natural gas derivatives	75,827	(526)	75,300	235,352

Adjusted EBITDA	$32,052	$24,771	$56,822	$58,640

Less:
Cash interest expense	4,655	4,955	9,610	3,786
Cash settlements of LTIP unit awards	59	176	235	34
Development capital expenditures	2,647	4,769	7,416	7,364

Distributable Cash Flow	$24,691	$14,871	$39,561	$47,456
Capital Expenditures
          Excluding acquisitions, we expect to make capital expenditures of approximately $15 million during the year ending December 31, 2009, including drilling 12 gross (6.8 net) development wells and executing 21 gross (12.2 net) re-completions and re-fracture stimulations. This is an increase from Legacy’s previously reported capital expenditure budget of $10.7 million for the year ending December 31, 2009. Legacy’s planned capital expenditures predominantly consist of drilling, re-completion and re-fracture stimulation projects.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP
	By:	Legacy Reserves GP, LLC, its General Partner

Date: September 14, 2009	By:	/s/ Steven H. Pruett
		Name:	Steven H. Pruett
		Title:	President, Chief Financial Officer and Secretary

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